AVALONBAY COMMUNITIES, INC.

Secretary’s Certificate

Second Amended and Restated 2009 Equity Incentive Plan

I, Edward M. Schulman, being the duly appointed, qualified and acting Secretary of
AvalonBay Communities, Inc., a Maryland corporation (the “Corporation”), hereby certify as follows:

1.I am the Secretary of the Corporation and as such, I am authorized to execute this Certificate on behalf of the Corporation.

2.On September 16, 2020, at a duly called and held meeting of the Board of Directors of the Corporation, the Board adopted a resolution amending the Company’s Second Amended and Restated 2009 Equity Incentive Plan, as follows:

Amendment to Stock Incentive Plan to Correct Errata.

Resolved:     That Section 2(g) of the Company’s Second Amended and Restated 2009 Equity Incentive Plan, as previously amended, be and hereby is amended to read as follows (deletions are bold and struck through, additions are bold and double underscored):

Minimum Vesting Requirements. Notwithstanding any other provision in the Plan to the contrary, the minimum restriction or vesting period with respect to any Award granted ~~to an employee~~ under the Plan to any person (including, without limitation, to an officer, employee, Non-Employee Director or other key person (including a consultant or prospective employee of the Company or any Subsidiary)) shall be no less than one year; provided that, notwithstanding the foregoing, such minimum vesting provision shall not apply in the following cases:
i.in the case of a grantee’s death, disability, retirement or termination of employment without cause, or (in the case of Performance-Based Awards) a Sale Event, and
ii.in the case of credits of Awards under Dividend Equivalent Rights associated with Restricted Stock Units, and
iii.in addition to the above exceptions, with respect to Awards made after the Effective Date ~~and granted to employees~~ that result in the issuance of up to 5% of the shares of Stock reserved and available for issuance under the Plan as of the Effective Date pursuant to Section 3(a).
IN WITNESS WHEREOF, the undersigned has signed this certificate as of November 2, 2020.

AVALONBAY COMMUNITIES, INC.

                            /s/ Edward M. Schulman
                            Name:    Edward M. Schulman
                            Title:    Secretary